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                                                                    Exhibit 99.2


INVESTOR CONTACT: ELLEN BATKIE  (800) 262-6301
MEDIA CONTACT:    WILLIAM DUPUY (216) 566-5311



                    CHARTER ONE TO ANNOUNCE EARNINGS 4/20/99
                       AND WEBCAST ANNUAL MEETING 4/21/99


CLEVELAND, Ohio, April 16, 1999 -- Charter One Financial, Inc. (NASDAQ: COFI), announced today that it plans to announce results for the first quarter of 1999 on Tuesday, April 20, 1999. In addition, the company plans to make its 1999 annual meeting of shareholders available via a live webcast on Wednesday, April 21, 1999, starting at 2:00 p.m. EDT. Details of the webcast will be posted on Charter One's website, www.charterone.com.

Charter One Bank has approximately $24.5 billion in total assets, making it among the five largest thrifts in the country. The Bank currently has nearly 340 branch locations in Ohio, Michigan, New York, Massachusetts and Vermont. Additionally, Charter One Mortgage Corp., the Bank's mortgage banking subsidiary, operates 39 loan production offices across 12 states, and Charter One Auto Finance, the Bank's indirect auto finance subsidiary, generates loans in nine states.